Exhibit I
                                                                       ---------


                          SECURITIES PURCHASE AGREEMENT


            SECURITIES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of August 8, 2002, by and between RHEOMETRIC SCIENTIFIC, INC., a Delaware corporation (the "Company"), and ANDLINGER CAPITAL XXVI LLC, a Delaware limited liability company (the "Investor"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1.

            WHEREAS, the Company and the Investor desire to enter into an agreement pursuant to which the Investor will purchase from the Company, and the Company will sell to the Investor up to an aggregate of two thousand (2,000) shares of the Company's Series B Preferred Stock, $.01 par value per share (the "Preferred Stock"). The Preferred Stock shall have the terms and conditions set forth in the form of Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the "Certificate of Designation") attached hereto as Exhibit A; and

            WHEREAS, a special committee of disinterested directors (the "Special Committee") of the Board of Directors of the Company has recommended that the Board of Directors of the Company (the "Company Board") approve this Agreement and the conditions set forth herein, and the Company Board has approved this Agreement and authorized the Company to enter into, execute, deliver, and perform its obligations under this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings:

            "Accredited Investor" has the meaning ascribed to such term in Regulation D of the Securities Act, as amended.

            "Securities Act" means the Securities Act of 1933, as amended.

            2. Purchases and Sales; Closings.

            (a) First Purchase and Sale; First Closing. Subject to the terms and conditions of this Agreement, at the First Closing (defined below), the Investor agrees to purchase from the Company, and the Company agrees to sell to the Investor one thousand (1,000) shares of Preferred Stock (the "First Preferred Shares") at a price of $1,000 per share, for an aggregate purchase price of $1,000,000 (the "First Purchase Price"). The closing of the purchase and sale of the First Preferred Shares (the "First Closing") shall take place at the offices of Dechert, 30 Rockefeller Plaza, New York, New York, 10112 on the date hereof or at such other place or such other time or date as the Company and the Investor may agree (the "First Closing Date"). At the First Closing, the Company shall deliver to the Investor, certificates evidencing the First Preferred Shares upon payment of the First Purchase Price, by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

            (b) Second Purchase and Sale; Second Closing. Subject to (i) the terms and conditions of this Agreement and (ii) the delivery of written notice by the Investor to the Company (the "Second Closing Notice") of its election to purchase the Second Preferred Shares (defined below), at the Second Closing (defined below), the Investor agrees to purchase from the Company, and the Company agrees to sell to the Investor five hundred (500) shares of Preferred Stock (the "Second Preferred Shares") at a price of $1,000 per share, for an aggregate purchase price of $500,000 (the "Second Purchase Price"). The closing of the purchase and sale of the Second Preferred Shares (the "Second Closing") shall take place at the offices of Dechert, 30 Rockefeller Plaza, New York, New York, 10112. The date of the Second Closing (the "Second Closing Date") shall occur within thirty (30) days of the Investor's delivery of the Second Closing Notice. At the Second Closing, the Company shall deliver to the Investor, certificates evidencing the Second Preferred Shares upon payment of the Second Purchase Price, by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

            (c) Third Purchase and Sale; Third Closing. Subject to (i) the terms and conditions of this Agreement and (ii) the delivery of written notice by the Investor to the Company (the "Third Closing Notice") of its election to purchase the Third Preferred Shares (defined below), at the Third Closing (defined below), the Investor agrees to purchase from the Company, and the Company agrees to sell to the Investor five hundred (500) shares of Preferred Stock (the "Third Preferred Shares" and together with the First Preferred Shares and the Second Preferred Shares, the "Investor Preferred Shares") at a price of $1,000 per share, for an aggregate purchase price of $500,000 (the "Third Purchase Price"). The closing of the purchase and sale of the Third Preferred Shares (the "Third Closing") shall take place at the offices of Dechert, 30 Rockefeller Plaza, New York, New York, 10112. The date of the Third Closing (the "Third Closing Date") shall occur within thirty (30) days of the Investor's delivery of the Third Closing Notice. At the Third Closing, the Company shall deliver to the Investor, certificates evidencing the Third Preferred Shares upon payment of the Third Purchase Price, by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

            (d) No Commitment Regarding Second Preferred Shares or Third Preferred Shares. The Investor shall be under no obligation to purchase the Second Preferred Shares or the Third Preferred Shares. Any delivery of the Second Closing Notice or the Third Closing Notice shall be at the sole discretion of the Investor.

            3. Restrictions on Transfer; Legend. Investor acknowledges that all certificates representing Investor Preferred Shares shall bear the following legend in addition to any other legend required under applicable law:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL,

            SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT
            REQUIRED.

            4. Representations and Warranties of the Company. As a material inducement to the Investor to enter into this Agreement and purchase the Investor Preferred Shares, the Company hereby represents and warrants to the Investor as follows:

            (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Authorization; Due Execution. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

            (c) No Conflict. The execution, delivery and performance by the Company of this Agreement, the performance by the Company of the transactions contemplated hereby and the fulfillment by the Company of and compliance by the Company with the terms and conditions hereof does not and will not violate or conflict with any terms or provisions of (i) the Company's certificate of incorporation or bylaws, (ii) any contract, deed, lease or other agreement to which the Company is a party or to which any of the Company's assets are subject or (iii) any judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Company's assets, except for such violations which could not reasonably be expected to materially impair or delay the Company's ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to the Company is required in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

            (d) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), 1,000,000 shares of Preferred Stock and no other shares of capital stock. As of May 6, 2002, 24,926,411 shares of Common Stock were issued and outstanding. As of April 24, 2002, (i) options to purchase an aggregate of 310,300 shares of Common Stock were outstanding under the Company's 1996 Stock Option Plan (the "1996 Plan"), and (ii) options to purchase an aggregate of 423,800 shares of Common Stock were outstanding under the Company's 2000 Stock Option Plan (the "2000 Plan"). As of the date hereof, (i) 2,800,000shares of Common Stock are held by the Company in its treasury; (ii) no shares of capital stock of the Company are held by the Company's subsidiaries; and (iii) no shares of Preferred Stock are outstanding or held in the Company's treasury. The Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with or separate from the stockholders of the Company on any matter except as set forth in the Company's public filings with the Securities and Exchange Commission. Except as set forth in the Company's public filings with the Securities and Exchange Commission, there are no stock appreciation rights or limited stock appreciation rights outstanding other than those attached to options under the 1996 Plan and the 2000 Plan. As of the date hereof, except as disclosed in the Company's public filings with the Securities and Exchange Commission, since March 6, 2000, the Company (i) has not issued any shares of Common Stock other than upon the exercise of options issued under the 1996 Plan and the 2000 Plan, and (ii) has not split, combined or reclassified any of its shares of capital stock. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no other authorized shares of capital stock of the Company, no securities of the Company convertible or exchangeable for shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, the Company or any of its subsidiaries except as set forth herein or disclosed in the Company's public filings with the Securities and Exchange Commission. As of the date hereof, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company and there are no performance awards outstanding under the 1996 Plan, the 2000 Plan or any other outstanding stock related awards. As of the date hereof, other than the issuance of the Investor Preferred Shares in connection with the transactions contemplated hereunder, and other than upon the exercise of options issued under the 1996 Plan and the 2000 Plan, after the Closing, neither the Company nor any subsidiary of the Company will have any obligation to issue, transfer or sell any shares of capital stock of the Company or any subsidiary of the Company pursuant to any benefit plan. As of the date hereof, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of capital stock of the Company or any of its subsidiaries.

         (e) The Securities. The Investor Preferred Shares upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         (f) SEC Filings. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that, if any such form, report or document has been amended by a later-filed SEC Document filed and publicly available prior to the date hereof, then the representation contained in this sentence shall not apply to such form, report or document, but shall apply to such later-filed SEC Document at the time filed. Except to the extent that information contained in any SEC Document has been revised or or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), provided, that, if any such financial statements have been restated in a later-filed SEC Document filed and publicly available prior to the date hereof, then the representation contained in this sentence shall not apply to such financial statements, but shall apply to such restated financial statements in such later-filed SEC Document at the time filed.

            5. Representations and Warranties of the Investor. As a material inducement to the Company to enter into this Agreement and sell the Investor Preferred Shares to the Investor, the Investor hereby represents and warrants to the Company as follows:

            (a) Organization. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Authority. The Investor has full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes a legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

            (c) No Conflict. The execution, delivery and performance by the Investor of this Agreement and the transactions contemplated hereby and the fulfillment by it of and compliance by it with the terms and conditions of this Agreement do not and will not, violate or conflict with any terms or provisions of (i) the Investor's limited liability company agreement, (ii) any contract, deed, lease or other agreement to which its is a party or to which any of it assets are subject or (iii) any judgment, decree, order, statute, rule or regulation applicable to it or any of its assets, except for such violations which could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to it is required in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

            (d) Investment. The Investor (i) understands that the Investor Preferred Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Investor Preferred Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with such knowledge and experience in business and financial matters as would enable the Investor to evaluate and understand the risk of ownership of the Investor Preferred Shares, (iv) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Investor Preferred Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Investor Preferred Shares, and (vi) is an Accredited Investor.

            6. Closing Fees. As a material inducement to the Investor to enter into this Agreement and purchase the Investor Preferred Shares, the Company agrees to pay to the Investor (i) on the First Closing Date, the Second Closing Date and the Third Closing Date, attorneys' fees and out-of-pocket expenses of legal counsel to the Investor, (ii) on the First Closing Date, a closing fee of $62,500, (iii) on the Second Closing Date, if any, a closing fee of $31,250, and
(iv) on the Third Closing Date, if any, a closing fee of $31,250.

            7. Conditions to Closing.

            (a) Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to its receipt, at or prior to the First Closing, the Second Closing and the Third Closing, as applicable, of each of the following deliverables in form and substance satisfactory to its counsel, any and all of which may be waived in whole or in part by the Investor to the extent permitted by applicable law:

               (i) a certificate of a senior officer of the Company to the effect that the representations and warranties set forth in this Agreement are true and correct in all material respects on and as of the date hereof in the case of the First Closing, or on and as of the date of the Second Closing or the Third Closing, as applicable, as if made on such date;

               (ii) at the First Closing, a certificate of the assistant secretary of the Company certifying (x) the resolutions of the Company Board authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereunder, (y) the certificate of incorporation of the Company, and (z) the bylaws of the Company;

               (iii) at the Second Closing and the Third Closing, a certificate of the assistant secretary of the Company certifying the resolutions of the Company Board determining that the Company has commercially reasonable needs for the $500,000 of additional capital;

               (iv) executed certificates evidencing the First Preferred Shares, the Second Preferred Shares or the Third Preferred Shares, as the case may be;

               (v) at the First Closing, an executed copy of this Agreement;

               (vi) at the First Closing, evidence of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware;

               (vii) at the First Closing, there shall have been obtained a fairness opinion with respect to the purchase and sale of the Investor Preferred Shares in accordance with the terms and conditions of this Agreement in form and substance acceptable to the Special Committee; and

               (viii) payment of fees payable to the Investor pursuant to
Section 6 hereof.

           (b) Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to its receipt, at or prior to the First Closing, the Second Closing and the Third Closing, as applicable, of each of the following deliverables in form and substance satisfactory to counsel to the Special Committee, any and all of which may be waived as a condition to closing, in whole or in part, by the Company to the extent permitted by applicable law:

               (i) a certificate of the manager or a senior officer of the Investor to the effect that the representations and warranties set forth in this Agreement are true and correct in all material respects on and as of the date hereof in the case of the First Closing, or on and as of the date of the Second Closing or the Third Closing, as applicable, as if made on such date;

               (ii) at the First Closing, an executed copy of this Agreement;

               (iii) at the First Closing, there shall have been obtained a fairness opinion with respect to the purchase and sale of the Investor Preferred Shares in accordance with the terms and conditions of this Agreement in form and substance acceptable to the Special Committee; and

               (iv) at the Second Closing and the Third Closing, the Company Board shall have determined that the Company has commercially reasonable needs for the $500,000 of additional capital;

               (v) payment of the First Closing Price, Second Closing Price or Third Closing Price, as applicable.

         8. Survival of Representations and Warranties. The representations and warranties of the Company contained in Section 4 of this Agreement, and the representations and warranties of the Investor contained in Section 5 of this Agreement, shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby, except that the representations and warranties of the Company contained in Section 4(f) hereof shall survive the First Closing Date until the second anniversary of the First Closing Date.

         9. Miscellaneous.

         (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other.

         (d) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         (e) Remedies. The Company acknowledges that the Investor Preferred Shares are unique and recognizes and affirms that in the event of a breach of this Agreement by the Company, money damages may be inadequate and the Investor may have no adequate remedy at law. Accordingly, the Company agrees that the Investor shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the Company hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

         (f) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in accordance with this Section 9(f) and confirmation is received, (ii) if given by U.S. certified or registered mail, postage prepaid, five (5) Business Days following such posting, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in accordance with this Section 9(f). Such notices, demands and other communications shall be sent to the address indicated below:

     If to the Company, to:

              Rheometric  Scientific,  Inc.
              One Possumtown Road
              Piscataway,  NJ 08854
              Attention: Chief Financial Officer
              Facsimile No.: 732.560.8550

     With a copy to:

              Morgan, Lewis & Bockius LLP
              502 Carnegie Center
              Princeton, NJ 08540
              Attention: Steven M. Cohen, Esq.
              Facsimile No.: 609.919.6639

     If to the Investor:

              Andlinger Capital XXVI LLC
              c/o Andlinger & Company, Inc.
              303 South Broadway, Suite 229
              Tarrytown, NY  10591
              Attention:  Stephen A. Magida
              Facsimile No.: 914.332.4977

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

         (g) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

         (j) Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

         (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (l) Independent Counsel and Independent Advisor. The Company acknowledges that, through the Special Committee, it has been represented by independent counsel and has engaged an independent financial advisor in connection with the negotiation, execution, delivery and consummation of the transactions contemplated under this Agreement.

                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                  RHEOMETRIC SCIENTIFIC, INC.



                                  By:  /s/ Joseph Musanti
                                       ----------------------------------------
                                       Name:  Joseph Musanti
                                       Title: Vice President



                                  ANDLINGER CAPITAL XXVI LLC



                                  By:  /s/ Stephen A. Magida
                                       ----------------------------------------
                                       Name:  Stephen A. Magida
                                       Title: Manager










             [Signature Page to the Securities Purchase Agreement]